                                                                   Exhibit 10.31




                         SEVERANCE AND RELEASE AGREEMENT

         This Severance and Release Agreement (this "AGREEMENT") is entered into by and between Eyetech Pharmaceuticals, Inc. (the "COMPANY") and Douglas H. Altschuler ("ALTSCHULER").

         WHEREAS, Altschuler has been employed by the Company since May 2003 and entered into an Employment Agreement, dated as of August 25, 2003, with the Company (the "OLD AGREEMENT");

         WHEREAS, Altschuler has asked to resign, and the Company has agreed to accept such resignation and to terminate the Old Agreement; and

         WHEREAS, the Company and Altschuler wish to make arrangements for payments and other good and valuable consideration as set forth in this Agreement, in consideration of Altschuler's agreement to comply with the cooperation, non-solicitation and other provisions set forth in this Agreement, which consideration Altschuler hereby acknowledges is sufficient consideration for such provisions and are not unreasonable or overly burdensome on Altschuler.

         NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties hereto, Altschuler and the Company agree as follows:

         1. SEVERANCE OF EMPLOYMENT.

                  (a) Altschuler and the Company agree that Altschuler's employment with the Company and, except as provided herein, the Old Agreement will terminate as of March 18, 2005 (the "TERMINATION DATE"). Effective as of March 17, 2005, Altschuler also resigns from all positions at the Company's subsidiaries, including those set forth on Schedule I hereto. Altschuler shall execute such resignation letters as the Company may reasonably request.

                  (b) Promptly following the Termination Date, Altschuler shall be paid the allocable portion of his current Base Salary of $275,000 through the Termination Date, and any unused vacation time accrued through the Termination Date, and shall be entitled to elect continuation of benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the reimbursement of expenses through the Termination Date in accordance with the Company's policies.

                  (c) Upon effectiveness of this Agreement in accordance with the provisions of Section 15(a)(iv), Altschuler shall be entitled to receive from the Company in the future the payments and other benefits specified in
Section 2.

                  (d) All payments made to Altschuler by the Company hereunder shall be subject to any applicable withholding taxes.

         2. SEVERANCE BENEFITS.

                  (a) SEVERANCE PAYMENT. The Company shall pay Altschuler 12 monthly payments each equal in amount to 1/12th of his Base Salary of $275,000 as of the Termination Date, less applicable state and federal withholdings.

                  (b) HEALTH INSURANCE. The Company shall, for a period of 12 months (or until comparable benefits coverage becomes available to Altschuler, if sooner), reimburse Altschuler (or pay Altschuler directly, at the Company's option) the costs associated with the continuation of his and his dependents' medical and dental benefits under COBRA as in effect immediately prior to the Termination Date. As of the first anniversary of the Termination Date unless terminated earlier in accordance with the preceding sentence, Altschuler will be solely responsible for all applicable COBRA premiums.

                  (c) OPTIONS. The Company has previously granted Altschuler options to purchase shares of the Company's common stock as set forth in
Schedule II to this Agreement, which Schedule also identifies the number of shares subject to vested options as of the Termination Date, including the additional number of shares with respect to which the Company has agreed to accelerate vesting (or to allow the lapse of applicable repurchase rights) to March 17, 2005 (the "VESTED OPTIONS"). As provided in the agreements pursuant to which the Vested Options were issued and subject to the terms of such agreements, Altschuler shall be entitled to exercise the Vested Options within three months after the Termination Date. Immediately following effectiveness of this Agreement in accordance with Section 15(a)(iv), the Company shall (i) deliver to Altschuler stock certificate No. EYE0887 for 6,000 shares of common stock that was previously issued in his name, free of all repurchase restrictions imposed by the Company, and (ii) cancel all remaining unvested options.

         3. RELEASE AND WAIVER OF CLAIMS; COVENANT NOT TO SUE.

                  Altschuler hereby waives and releases and promises never to assert any claims or causes of action, whether or not now known to the greatest extent of all applicable law, against the Company or its predecessors, successors, or past or present subsidiaries or affiliated entities, officers, directors, agents, employees and assigns, with respect to any matter (without limitation) arising out of or connected with his employment with the Company or the termination of that employment, including without limitation, claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract, breach of the covenant of good faith and fair dealing, any claims of discrimination or harassment based on sex, age, race, national origin, disability or on any other basis and all common law claims and all other laws and regulations relating to employment, including without limitation, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq., the New York Human Rights Law, N.Y. Exec. Law
Section 290 et seq., the New York Civil Rights Law, N.Y. Civ. Rights Law Section 79-e et seq., the New York Equal Rights Law, N.Y. Civ. Rights Law Section 40c et seq., N.Y. Civ. Rights Law Section 47 et seq. (New York rights of persons with disabilities law), N.Y. Lab. Law Section 194 et seq. (New York equal pay law), N.Y. Lab. Law Section 740 (New York whistleblower protection law), New York City Human

Rights Law, N.Y.C. Admin. Code Section 8-101 et seq., all as amended; all claims arising out of the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq., and the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq., all as amended. Further, Altschuler hereby agrees not to sue the Company or its predecessors, successors, or past or present subsidiaries or affiliated entities, officers, directors, agents, employees and assigns, for any released claim.

         4. COOPERATION OBLIGATIONS.

                  (a) Promptly after the execution and delivery hereof, Altschuler agrees to be available from time to time to provide additional information about the operations of the Company to Morrison & Foerster LLP or other counsel mutually acceptable to the Company and Altschuler.

                  (b) For a period from March 18 through April 18, 2005, the Company will arrange for an automatic message containing forwarding information on Altschuler's Company email address.

                  (c) Altschuler may use the services of Harry Brown, his former administrative assistant for up to two hours per day during regular business hours through March 24, 2005.

         5. LIMITED NON-SOLICITATION. For a period of one year after the date hereof, Altschuler will not, without the prior written approval of the Company, directly or indirectly, personally or through others solicit or attempt to solicit (on his own behalf or on behalf of any other person or entity) any employee or any consultant of the Company to end their relationship with the Company or to hire or attempt to hire (on his own behalf or on behalf of any other person or entity) any such employee or consultant. Altschuler understands that this Section 6 is a material inducement to the Company for the making of this Agreement and that, for the breach thereof the Company will be entitled to pursue its legal and equitable remedies, including, without limitation, the right to seek injunctive relief.

         6. SECURITIES LAWS MATTERS. Altschuler acknowledges that (1) he will remain subject to the short-swing profit recovery and filing requirements of
Section 16 through September 17, 2005, six months after Termination Date,
(2) he will continue to be considered an "affiliate" of the Company under Rule 144 under the Securities Act of 1933, as amended, until June 17, 2005, and (3) effective upon termination of his employment with the Company, he will no longer be subject to the Company's insider trading policy.

         7. NO COERCION. No statements or conduct by the Company has in any way coerced or unduly influenced Altschuler to enter into this Agreement.

         8. CONTINUING OBLIGATIONS. At all times in the future, Altschuler shall remain bound by the terms of Section 3 of the Old Agreement and the Non-Disclosure and Proprietary Information Agreement for Employees, between Altschuler and the Company and the Termination Certification in connection therewith attached hereto as Exhibit A, which shall be considered a part of this agreement (collectively, the "NON-DISCLOSURE AND PROPRIETARY INFORMATION AGREEMENT").

         9. WHOLE AGREEMENT. Altschuler and the Company agree that except as expressly provided herein, this Agreement (including all exhibits and schedules and the Non-Disclosure and Proprietary Information Agreement), shall supersede and render null and void any and all prior agreements between the parties, including, but not limited to, the Old Agreement. The parties further agree that this Agreement constitutes the entire agreement between the parties regarding the subject matter thereof, and that such Agreements may be modified only in a written document executed by Altschuler and a duly authorized officer of the Company.

         10. CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York as a contract entered into and performed entirely within the State of New York (other than their choice-of-law provisions).

         11. SUBMISSION TO JURISDICTION. Any controversy involving the construction or application of any terms, covenants or conditions of this Agreement, or any claims arising out of any alleged breach of this Agreement shall be settled by the courts in New York in the County of New York. Altschuler hereby irrevocably submits to the jurisdiction of the courts of the State of New York, or if appropriate, a federal court located in New York (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under, or in connection with this Agreement or its subject matter.

         12. ASSIGNMENT AND SUCCESSORS. Neither party shall assign any right or delegate any obligation hereunder without the other party's written consent and any purported assignment or delegation by a party hereto without the other party's written consent shall be void, except that the Company may assign this Agreement in connection with a business combination (whether by merger, sale of assets or otherwise) with another entity without Altschuler's consent. This Agreement shall be binding upon and inure to the benefit of the Company, and its successors, and Altschuler, his heirs, executors, administrators and legal representatives.

         13. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         14. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. Execution of a facsimile copy shall have the same force and effect as execution of an original, and a facsimile signature shall be deemed an original and valid signature.

         15. REVIEW AND REVOCATION.

                  (a) Altschuler hereby acknowledges, understands and agrees that:

                           (i) Altschuler may have, and has had, at least 21
days after receipt of this Agreement within which he may review and consider it, discuss it with an attorney of his own choosing, and decide to execute or not execute this Agreement; by execution of this Agreement; Altschuler waives any claim that he has not received the full 21 day review period;

                           (ii) Altschuler has seven days after the execution of
this Agreement within which he may revoke this Agreement; provided, however, that his exercise of any of the options identified under the column "Additional Vesting Pursuant to this Agreement" in Schedule II or any other exercise of his rights under this Agreement during such seven-day period, will be deemed a waiver of such revocation right;

                           (iii) In order to revoke this Agreement, Altschuler
must deliver to the Company, Attn: Clare M. Carmichael, Vice President, Human Resources, on or before seven days after the execution of this Agreement, a letter stating that he is revoking this Agreement; and

                           (iv) This Agreement shall not become effective or
enforceable until after the expiration of seven days following the date Altschuler executes this Agreement.

                  (b) The parties agree they have read and understand this Agreement, and that they affix their signatures hereto voluntarily and without coercion. Altschuler further acknowledges that he has had or has waived his right to have at least 21 days within which to consider this Agreement, that he was advised by the Company to consult with an attorney of his own choosing concerning the waivers contained in and the terms of this Agreement, and that the waivers he has made and the terms he has agreed to herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived.

                      [Balance of page intentionally blank]

         IN WITNESS WHEREOF, the Company and Altschuler have executed this Severance and Release Agreement as of the dates indicated below, the later date to be the date of this Agreement.

Dated:  March 18, 2005                  /s/ Douglas H. Altschuler
                                        ------------------------------
                                        Douglas H. Altschuler


                                        EYETECH PHARMACEUTICALS, INC.


                                        By:    /s/ Paul Chaney
                                              ------------------------
                                        Name:  Paul Chaney
Dated:  March 18, 2005                  Title: Chief Operating Officer

                                   SCHEDULE I

                            POSITIONS AT SUBSIDIARIES

Eyetech Pharmaceuticals Boulder, Inc.                Director and Secretary

Eyetech Pharmaceuticals (Ireland) Limited            Director

                                   SCHEDULE II

                    OPTIONS GRANTED TO DOUGLAS H. ALTSCHULER

                              As of March 18, 2005

                                         Options
                        ----------------------------------------
   Date of                      Additional Vesting
  Agreement                         Pursuant to
   (ISO/NQ)             Vested    this Agreement    Unvested (2)  Exercise Price
   --------             ------    --------------    ------------  --------------
 7/7/03 (NQ)            12,548        92,857               --         $ 3.50
 7/7/03 (ISO)                          4,214(1)                       $ 3.50
                                       2,929            8,333
2/19/04 (NQ)             3,176            --            5,961         $29.91
2/19/04 (ISO)            1,824            --            9,039         $29.91
12/9/04 (NQ)                --            --           25,000         $43.55

(1) The option with respect to these shares was exercised. The repurchase right with respect to these remaining shares will lapse pursuant to this Agreement.

(2) The unvested options will be canceled upon effectiveness of this Agreement.

                                    EXHIBIT A

                          EYETECH PHARMACEUTICALS, INC.

                            TERMINATION CERTIFICATION

         Capitalized terms used in this Termination Certification that are not defined herein have the same meaning given to them in the Non-Disclosure and Proprietary Information Agreement (the "Proprietary Information Agreement") between Eyetech Pharmaceuticals, Inc. (the "Company") and me.

         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company Group.

         I further certify that I have complied with all the terms of the Proprietary Information Agreement, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by the Proprietary Information Agreement.

         I further agree that, in compliance with the Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company Group or any of its employees, clients, Employees or licensees.

         I hereby acknowledge and reaffirm all of my obligations under the Proprietary Information Agreement, including, without limitation, the provisions relating to non-solicitation of employees (Paragraph 6 of the Proprietary Information Agreement).

Dated as of March 18, 2005
                                             _______________________________
                                             Douglas H. Altschuler